CREDIT AGREEMENT

                THIS CREDIT AGREEMENT, dated as of September 22, 2000, is by and between BONNEVILLE FUELS CORPORATION, a Colorado corporation ("Borrower"), and WELLS FARGO BANK WEST, NATIONAL ASSOCIATION, a national banking association ("WFBW").

                                     RECITAL

                Borrower and WFBW wish to enter into this Credit Agreement in order to provide for the terms upon which WFBW will make advances to Borrower and issue letters of credit upon the request of Borrower and by which such advances and letters of credit will be governed and repaid.

                                    AGREEMENT

                NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           Definitions and References

Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

                "Advance" means an advance of funds by WFBW to or for the account of Borrower pursuant to Article II below.

                "Affiliate" means, as to any Person, each Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person; provided that, for the purposes of this definition, a Person shall be deemed to control another entity if the controlling Person possesses, directly or indirectly, the power to direct or control the direction of the management and policies of such entity, whether through the ownership of membership interests or other interests therein, by contract or otherwise, and shall include without limitation any controlling member or owner thereof.

                "Agreement" means this Credit Agreement.

                  "Borrower" means Bonneville Fuels Corporation, a Colorado corporation.

                "Borrowing Base" means, at any time, the lesser of the Borrowing Base (Determined) and the Borrowing Base (Elected).

         "Borrowing Base (Determined)" means, at any time prior to the Maturity Date, the aggregate loan value of all Borrowing Base Properties, as determined by WFBW in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as WFBW customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the Borrowing Base (Determined) in effect from time to time during the time period from the date of this Agreement through the first re-determination of the Borrowing Base (Determined) shall be as set forth on Exhibit F attached hereto and made a part hereof, unless Borrower and WFBW hereafter mutually agree upon a different amount or unless the Borrowing Base (Determined) is re-determined prior to any such date pursuant to Section
2.8 below.

                "Borrowing Base (Elected)" means, at any time, the amount elected by Borrower for the then-current Quarterly Borrowing Base Period pursuant to Section 2.8 below; provided that the Borrowing Base (Elected) in effect from time to time during the Quarterly Borrowing Base Period from the date of this Agreement through December 31, 2000 shall be $16,850,000, unless Borrower and WFBW hereafter mutually agree upon a different amount.

                "Borrowing Base Notice" means a written notice sent to Borrower by WFBW notifying Borrower of WFBW's determination of the Borrowing Base (Determined) for the upcoming Borrowing Base Period or other period.

                "Borrowing Base Period" means: (a) the time period from the date of this Agreement through May 1, 2001; (b) thereafter, until the May 1 or November 1 most nearly preceding the Maturity Date, each six-month time period beginning on May 1 or November 1 of each year; and (c) the time period from the May 1 or November 1 most nearly preceding the Maturity Date through the Maturity Date.

                "Borrowing Base Properties" means any and all interests of Borrower (or, to the extent agreed to by WFBW, any Affiliate of Borrower), whether now owned or hereafter acquired, in any and all oil and gas wells, leases and other related rights and assets to which WFBW now or hereafter gives value in determining the Borrowing Base (Determined).

                "Business Day" means: (a) with respect to the making, prepaying, repaying or issuance of, or otherwise relating to, any LIBOR Tranche, any day which is not a Saturday, a Sunday or a legal holiday on which commercial banks are authorized or required to be closed in Denver, Colorado and which is also a day on which dealings are carried on in the London interbank eurocurrency market, and (b) for all other purposes hereof, any day which is not a Saturday, a Sunday or a legal holiday on which commercial banks are authorized or required to be closed in Denver, Colorado.

                "Capital Additions" means: (a) the net proceeds of any sale by or on behalf of Borrower or any subsidiary of Borrower of any common stock, preferred stock, notes, debentures or other securities issued by Borrower or any subsidiary of Borrower, net of reasonable brokerage, printing, accounting, engineering, legal and other costs actually paid to third parties in connection therewith; plus (b) any and all capital contributions to Borrower or other capital additions to Borrower.

                "Collateral" means all tangible or intangible real or personal property which, under the terms of any Security Document, is or is purported to be covered thereby or subject thereto.

                "Commitment" means the agreement of WFBW to make Advances to Borrower and to issue Letters of Credit at the request of Borrower, in an aggregate amount up to the Commitment Amount, on the terms and subject to the conditions hereof.

         "Commitment Amount" means, at any time, the lesser of: (a) the Maximum Loan Amount, or (b) the Borrowing Base at that time.

                "Commitment Fee Calculation Base" means, at any time, the lesser of: (a) the Maximum Loan Amount, or (b) the Borrowing Base at that time; provided that, if the Borrowing Base is increased at any time during a Borrowing Base Period as a result of Borrower's election to increase the Borrowing Base (Elected), the applicable "Commitment Fee Calculation Base" for such Borrowing Base Period shall be re-calculated as though such increase had occurred on the first day of the applicable Borrowing Base Period and any related adjustments shall be made to the amount of any commitment fees previously paid hereunder for such Borrowing Base Period.

                "Consolidated" means, as to any Person, the combined financial statements, financial position, financial condition, net income, assets, liabilities and other financial data of such Person and of any and all Affiliates of such Person that would be considered consolidated Affiliates under GAAP.

                "Conversion Date" means the Business Day immediately after the earlier of: (a) the last day of the Revolving Period, or (b) the date of any termination of the Commitment.

                "Cumulative Net Income" means, with respect to Borrower, the sum of Borrower's net income, determined in accordance with GAAP or with another accounting system approved in writing by WFBW, for each completed Fiscal Quarter after the date from which such calculation is being made; provided that if Borrower's net income is negative for any such Fiscal Quarter, in computing Cumulative Net Income, Borrower's net income shall be deemed to be zero for that Fiscal Quarter.

                "Current Ratio" means, at any time and from time to time, the ratio of: (a) the sum of: (1) Borrower's current assets (excluding Hedging Assets), plus (2) the excess, if any, of: (A) the Commitment Amount, over (B) the unpaid balance of all outstanding Advances plus the face amount of all outstanding Letters of Credit; to (b) Borrower's current liabilities (excluding current maturities of the Loan and Hedging Obligations), all determined in accordance with GAAP or with another accounting system approved in writing by WFBW.

                "Debt" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent, including without limitation obligations under any and all capital leases.

                "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notice and/or the passage of time, constitute an Event of Default.

                "Distribution"   means  any  distribution  payable  in  cash  or
property to any shareholder of Borrower, or any purchase, redemption or retirement of, or other payment with respect to, any stock in Borrower.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

                "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any Affiliate of Borrower to which Borrower is required to contribute.

                "Event of Default"  has the  meaning  given such term in Section
7.1 below.

                "Fiscal Quarter" means a three-month period ending on the last day of March, June, September or December of any year.

                "Fiscal Year" means a twelve-month period ending on December 31 of any year.

                "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of
Borrower: (a) are applied for all periods in a consistent manner, and (b) are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower.

                "Gas-Marketing Letter of Credit" means a Letter of Credit issued for the purpose of backing up a gas-marketing obligation of Borrower or any Affiliate of Borrower; provided that the determination of whether a Letter of Credit qualifies as a "Gas Marketing Letter of Credit" shall be at the sole discretion of WFBW.

                "Guarantor" means Carbon Energy Corporation, a Colorado corporation.

                "Guaranty"   means  the  Guaranty   executed  and  delivered  by
Guarantor to WFBW to guaranty the Obligations.

                "Hedging Assets" means, with respect to any Person, all assets of such Person under: (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and all other agreements and arrangements designed to protect such Person against fluctuations in interest rates, or (b) commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements and arrangements designed to protect such Person against fluctuations in the price of oil, gas or other hydrocarbons.

                "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under: (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and all other agreements and arrangements designed to protect such Person against fluctuations in interest rates, or (b) commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements and arrangements designed to protect such Person against fluctuations in the price of oil, gas or other hydrocarbons.

                "Initial Advance" means the first Advance on the Loan, in the amount requested by Borrower, up to, but not in excess of, the Commitment Amount.

                "Initial Engineering Report" means the report or reports covering the Borrowing Base Properties, prepared by Ryder Scott Company, dated as of January 1, 2000, a true and correct copy of which has been furnished by Borrower to WFBW.

                "Initial Financial Statements" means the audited annual financial statements of Guarantor dated as of December 31, 1999, and the unaudited quarterly financial statements of Guarantor dated as of March 31, 2000 and June 30, 2000, copies of all of which have heretofore been delivered by Guarantor to WFBW.

                "Interest Rate Election" means an election delivered by Borrower to WFBW from time to time in the form of Exhibit D attached hereto and made a part hereof.

                "Letter of Credit" means a standby letter of credit issued by WFBW pursuant to Article II below.

                "LIBOR (Adjusted)" means, with respect to each LIBOR Tranche and the related LIBOR Interest Period, the rate of interest per annum determined pursuant to the following formula:

                                    LIBOR (Unadjusted)
                            --------------------------------
        LIBOR (Adjusted) =  1.00  - LIBOR Reserve Percentage

                "LIBOR Interest Period" means, with respect to each LIBOR Tranche, a period of one, two, three or six months, as specified in the Interest Rate Election submitted by Borrower pursuant to Section 2.2(b) below with respect thereto, beginning on and including the date specified in such Interest Rate Election (which must be a Business Day) and ending on (but not including, for the purpose of computing the number of days in the LIBOR Interest Period) the date which corresponds numerically to such beginning date one, two, three or six months thereafter (or if such month has no numerically corresponding date, on the last Business Day of such month); provided that each LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such LIBOR Interest Period shall end on the Business Day next preceding such numerically corresponding day. No LIBOR Interest Period may be elected which would end after the Maturity Date.

                "LIBOR  Reserve  Percentage"  means,  with  respect to any LIBOR
Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, having a term approximately equal or comparable to such LIBOR Interest Period.

                "LIBOR Spread" means, with respect to any LIBOR Tranche, 1.75 percentage points per annum.

                "LIBOR Tranche" means a portion of the Loan outstanding for a specific LIBOR Interest Period and bearing interest at a fixed rate based upon LIBOR (Adjusted).

                "LIBOR (Unadjusted)" means, with respect to each LIBOR Tranche and the related LIBOR Interest Period, the rate of interest per annum (expressed as a decimal) determined by WFBW, in accordance with its customary practices, to be representative of the rates at which deposits of U.S. dollars are being offered in the London interbank eurocurrency market for delivery on the first day of such LIBOR Interest Period in an amount equal or comparable to the amount of such LIBOR Tranche and for a period of time equal or comparable to the length of such LIBOR Interest Period. LIBOR (Unadjusted), as determined by WFBW with respect to a particular LIBOR Tranche, shall be fixed at such rate for the duration of the associated LIBOR Interest Period. If WFBW is unable so to determine LIBOR (Unadjusted) for any LIBOR Tranche, or if the associated LIBOR (Adjusted) would exceed the maximum rate of interest, if any, then permitted to be charged on the Note under applicable law, Borrower shall be deemed to have elected to have included in the Prime Rate Portion the portion of the Loan that would otherwise have been included in such LIBOR Tranche.

                "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

                "Loan" has the meaning given such term in Section 2.1 below.

                "Loan Documents" means this Agreement, the Security Documents (including without limitation the Guaranty), the Note, applications for Letters of Credit, Advance requests and all other agreements, certificates, legal opinions and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith, as the same may be in effect from time to time, including any amendments thereto.

                "Maturity Date" means the earliest of: (a) the first day of the forty-eighth month after the month in which the Conversion Date occurs (i.e., October 1, 2006, if the Conversion Date is October 1, 2002), (b) such date as may be established pursuant to the amortization schedule determined by WFBW as described in the definition "Principal Payment Amount" set forth in this Section 1.1, or (c) such date on which the Loan is due and payable in full by reason of the occurrence of an Event of Default, as established pursuant to Section 7.1 below.

                "Maximum Loan Amount" means $20,000,000.

                "Minimum Principal Payment" means the product of: (a) the greater of: (1) 0.01666667, or (2) the decimal-equivalent of a fraction, the numerator of which is one and the denominator of which is the Revenue Half-Life of the Borrowing Base Properties, as determined by WFBW as of the then most recent redetermination of the Borrowing Base (Determined) pursuant to Section
2.8 below, and (b) the outstanding principal balance of the Loan as of the close of business on the last day of the Revolving Period (or, if the last day of the Revolving Period is not a Business Day, the Business Day immediately preceding the last day of the Revolving Period).

                "Note" means a Promissory Note in the form of Exhibit A attached hereto and made a part hereof, duly executed and delivered by Borrower.

                "Obligated Person" means Borrower, Guarantor or any other Person that hereafter guaranties or otherwise becomes responsible for repayment of all or any portion of the Loan.

                "Obligations" means all Debt from time to time owing by Borrower to WFBW under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.

                "Oil and Gas Interests" means any and all oil or gas properties, gas gathering systems, and other related personal property and interests now or hereafter owned by Borrower (or any Affiliate of Borrower).

                "Payment Date" means the first Business Day of each calendar month, commencing November 1, 2000, through the Maturity Date.

                "Person" means an individual, corporation, partnership, association, joint-stock company, trust or trustee thereof, estate or executor thereof, limited liability company, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

                "Prime Rate" means the fluctuating interest rate per annum announced from time to time by WFBW as its prime rate, which may not be the lowest interest rate charged by WFBW.

                "Prime Rate Portion" means the portion of the Loan bearing interest based upon the Prime Rate.

                "Principal Payment Amount" means: (a) the amount, if any, provided for in an amortization schedule established by WFBW in its sole discretion, as of the end of the Revolving Period (and thereafter adjusted, at WFBW's sole discretion, at the time of any subsequent determination of the Borrowing Base (Determined)), in accordance with WFBW's then-current practices as to oil and gas loans and in accordance with the most recent engineering data and other information then available with respect to the Borrowing Base Properties, including without limitation any appropriate revision of the Maturity Date, or (b) if no amortization schedule has been established by WFBW pursuant to clause (a) above, the Minimum Principal Payment.

                "Quarterly Borrowing Base Period" means: (a) the time period from the date of this Agreement through December 31, 2000; (b) thereafter, each three-month time period beginning on January 1, April 1, July 1 or October 1 of each year, and (c) the time period from the January 1, April 1, July 1 or October 1 most nearly preceding the Maturity Date through the Maturity Date.

                "Revenue Half-Life" means, at any time after the Conversion Date, the number of months (rounded to the nearest whole number) from the date of measurement to the point in time when one-half of the then-remaining undiscounted oil and gas sales from the Borrowing Base Properties will have been produced, as most recently determined by WFBW pursuant to the procedures set forth in Section 2.8 below.

                "Revolving Period" means the time period from the date of this Agreement through September 30, 2002.

                "Security Documents" means all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties (including without limitation the Guaranty), financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any or all of the Obligated Persons or any other Person to WFBW in connection with this Agreement or any transaction contemplated hereby, to secure or guaranty the payment of any part of the Obligations or the performance of any other duties and obligations of any or all of the Obligated Persons under the Loan Documents, whenever made or delivered.

                "Subordinated Debt" means any indebtedness or other obligations of Borrower, to the extent that the rights of the holders thereof to enforce the indebtedness and other obligations of Borrower thereunder have been subordinated to the rights of WFBW hereunder or in connection herewith by subordination agreements executed by the holders of the Subordinated Debt and satisfactory in form and substance to WFBW, the terms of which subordination agreements will typically permit Borrower to pay interest at a reasonable rate on the Subordinated Debt so long as no Default has occurred and is continuing.

                "Tangible Net Worth" means, as to any Person: (a) the equity in such Person owned by the shareholders, partners, members or other owners of such Person, determined in accordance with GAAP or with another accounting system approved in writing by WFBW (but excluding Hedging Assets and Hedging Obligations), less (b) goodwill and any and all other intangible assets of such Person, determined in accordance with GAAP or with another accounting system approved in writing by WFBW.

                "Taxes" has the meaning given such term in Section 3.7 below.

                "Termination Event" means: (a) the occurrence with respect to any ERISA Plan of (1) a reportable event described in Section 4043(b)(5) of ERISA or (2) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations, or (b) the withdrawal of Borrower or of any Affiliate of Borrower from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under
Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

                Section 1.2. Incorporation of Exhibits. All Exhibits attached to this Agreement are a part hereof for all purposes.

                Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension or modification.

                Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Unless set off with asterisks in this Agreement (i.e., *or*), the word "or" has the inclusive meaning frequently identified by the phrase "and/or". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

                Section 1.5. Calculations and Determinations. All interest and fees accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 days, except that a year of 360 days shall be used for calculations relating to interest on any LIBOR Tranche. Unless otherwise expressly provided herein or unless WFBW otherwise consents, all financial statements and reports furnished to WFBW hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP or with another accounting system approved in writing by WFBW.

                                   ARTICLE II

                                    The Loan

                Section 2.1. The Loan. (a) Subject to the other terms and conditions of this Agreement, WFBW agrees to: (1) make Advances to Borrower from time to time requested upon written notice to WFBW from Borrower no later than noon, Denver time, at least one Business Day prior to any Advance, and (2) issue Letters of Credit from time to time requested upon written notice to WFBW from Borrower no later than five Business Days prior to the date of issuance of any such Letter of Credit.

         (b) Each request by Borrower for an Advance shall be in the form of Exhibit B attached hereto and made a part hereof. Each request by Borrower for the issuance of a Letter of Credit shall be in the form of Exhibit C attached hereto and made a part hereof, and shall be accompanied by an application for issuance of a letter of credit on WFBW's then-standard form, duly executed by Borrower.

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         (c) WFBW shall not have any  obligation to: (1) make any Advance (other than an Advance arising from the making of a payment under a Letter of Credit) on or after the Conversion Date, (2) issue or renew a Letter of Credit which does not expire prior to the Maturity Date, (3) issue a LIBOR Tranche as to which the LIBOR Interest Period does not expire prior to the Maturity Date, (4) issue a LIBOR Tranche at any time when four or more prior LIBOR Tranches remain outstanding, (5) make an Advance in an amount less than $10,000, (6) issue a LIBOR Tranche in an amount less than $500,000, (7) issue a LIBOR Tranche in an amount which is not an integral multiple of $100,000, or (8) make an Advance or issue a Letter of Credit if, after such Advance is made or such Letter of Credit is issued, the aggregate amount of all Advances outstanding hereunder plus the face amounts of all Letters of Credit outstanding hereunder would exceed the Commitment Amount.

         (d) Each payment by WFBW under a Letter of Credit shall be deemed to be an Advance included in the Prime Rate Portion, bearing interest from the date of such payment, shall be entitled to all benefits of the Security Documents and shall be subject to all terms of this Agreement and any and all other applicable Loan Documents.

         (e) Within the limitation of the Commitment Amount and subject to the other terms and provisions hereof, Borrower may borrow, repay and reborrow hereunder. The Advances and Letters of Credit described above shall be herein collectively referred to as the "Loan". Borrower hereby expressly requests and irrevocably authorizes WFBW to make the Loan.

         Section 2.2. The Note; Interest. (a) Borrower's obligation to repay the Loan, with interest thereon, shall be evidenced by the Note. In the event any provision contained in the Note conflicts with a provision contained in this Agreement, the provisions of this Agreement shall control.

         (b) At any time and from time to time hereafter, if Borrower desires to include in a LIBOR Tranche all or any portion of the Loan which will not already be included in a LIBOR Tranche as of the beginning of the requested LIBOR Interest Period, Borrower shall deliver an Interest Rate Election to WFBW at least three Business Days prior to the first day of the requested LIBOR Interest Period, specifying the dollar amount it desires to have included in the LIBOR Tranche, the first day of the LIBOR Interest Period and the duration of the LIBOR Interest Period. As soon as reasonably possible after LIBOR (Adjusted) can be determined for the requested LIBOR Interest Period, WFBW shall provide to Borrower a quote of LIBOR (Adjusted) for the dollar amount and time period requested by Borrower. If the inclusion of the requested portion of the Loan in the requested LIBOR Tranche is in conformity with all of the terms and provisions of this Agreement, the LIBOR Tranche shall become effective for the requested dollar amount and the applicable LIBOR Interest Period based upon the rate quoted by WFBW. Any portion of the Loan which is not included in a LIBOR Tranche shall be included in the Prime Rate Portion.

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

         (c)(1) Except as otherwise provided in (3) below, interest on each LIBOR Tranche shall accrue at a fixed annual rate equal to LIBOR (Adjusted) with respect to such LIBOR Tranche plus the LIBOR Spread. (2) Except as otherwise provided in (3) below, interest on the Prime Rate Portion shall accrue at a fluctuating annual rate equal to the Prime Rate minus one-quarter of one percentage point per annum. (3) From and after the occurrence, and during the continuance, of any Event of Default hereunder (including without limitation any failure by Borrower to pay the entire outstanding principal balance of the Loan, together with all accrued interest, fees and other amounts payable in connection therewith on or before the Maturity Date), interest on the Loan shall accrue, from the date of occurrence of the Event of Default until the date the Event of Default is cured, at a fluctuating annual rate equal to the Prime Rate plus three percentage points per annum.

         (d) Interest accrued on the Prime Rate Portion shall be due and payable on each Payment Date. Interest accrued on each LIBOR Tranche shall be due and payable on the last day of the LIBOR Interest Period for such LIBOR Tranche and, as to any LIBOR Tranche having a LIBOR Interest Period of six months, on the ninetieth day of such LIBOR Interest Period. All accrued and unpaid interest shall be due and payable not later than the Maturity Date. Approximately five days prior to the due date of each interest payment, WFBW shall notify Borrower of the amount due (or an estimate of such amount).

                Section 2.3. Mandatory Principal Payments. (a) Borrower shall make a principal payment on each Payment Date, commencing with the Payment Date in the calendar month immediately after the calendar month in which the Conversion Date occurs, each such payment to be in an amount equal to the Principal Payment Amount; provided that any such payments shall be in addition to any amounts due and payable by Borrower pursuant to the other provisions of this Section 2.3 and any interest payments due and payable pursuant to Section
2.2 above.

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

         (b) If for any reason the aggregate outstanding principal balance of all Advances plus the aggregate face amount of all outstanding Letters of Credit shall exceed the Commitment Amount, Borrower shall, not later than 30 days after written notice thereof from WFBW: (1) pay the excess to WFBW in a lump sum; *or*
(2) commence (and thereafter continue) an amortization schedule under which Borrower makes payments on the Loan in an amount at least equal to the excess in six equal monthly principal installments on the first Business Day of each calendar month, which amounts shall be in addition to the monthly interest payments and any other principal payments otherwise due, such that the entire excess is paid within six months; *or* (3) execute and deliver to WFBW additional mortgages, supplements to mortgages or other instruments satisfactory in form and substance satisfactory to WFBW, by which Borrower mortgages, pledges or hypothecates to WFBW, or creates a security interest in for the benefit of WFBW, sufficient additional Oil and Gas Interests to induce WFBW to make a redetermination of the Borrowing Base (Determined) such that the Commitment Amount is increased to an amount no less than the aggregate outstanding principal balance of all Advances plus the aggregate face amount of all outstanding Letters of Credit. Failure by Borrower to comply with the foregoing shall be deemed an Event of Default hereunder.

         (c) The outstanding principal balance of all Advances, together with all unpaid fees and expenses, shall be due and payable not later than the Maturity Date.

                Section 2.4. Voluntary Prepayments. Borrower shall have the right to prepay any or all Advances at any time, in whole or in part, without penalty or premium (except as otherwise described in Section 3.5 below); provided that, prior to the Maturity Date, Borrower shall not at any time reduce the aggregate outstanding principal amount of all Advances to less than $1,000 unless, contemporaneously therewith, Borrower is terminating this Agreement pursuant to Section 2.5 below.

                Section 2.5. Termination of Agreement. Borrower shall have the right at any time and from time to time, upon not less than three Business Days' prior written notice to WFBW, to terminate this Agreement. Upon any termination of this Agreement, Borrower shall, at the time of such termination, prepay the
Note in full and cause all outstanding Letters of Credit to be cancelled and released. Any such prepayment shall be without penalty or premium (except as otherwise described in Section 3.5 below).

                Section 2.6. Payments to WFBW. Borrower will pay to WFBW each payment which Borrower owes under the Loan Documents not later than 12:00 noon, Denver time, on the due date, in lawful money of the United States of America and in immediately available funds. Any payment received after such time will be deemed to have been made on the next following Business Day. Except as otherwise provided in this Agreement as to LIBOR Tranches, should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be due and payable thereon for the period of such extension. Each payment under a Loan Document shall be due and payable at the place provided therein or, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note.

                Section 2.7. Use of Proceeds. In no event shall the Loan proceeds be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to WFBW that Borrower is not engaged principally, or as one of its important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock. Borrower will use the Loan proceeds solely for the repayment of certain existing indebtedness of Borrower, the funding of capital expenditures by Borrower relating to oil and gas properties, acquisitions by Borrower of other oil and gas properties, general working capital purposes of Borrower and other uses in the ordinary course of Borrower's business.

                Section 2.8. Borrowing Base Procedures. The Borrowing Base (Determined) will be re-determined semi-annually by WFBW, effective as of May 1 and November 1 of each year, commencing May 1, 2001, based upon the engineering reports submitted by Borrower pursuant to Section 6.1 below, the monthly production information submitted by Borrower pursuant to Section 6.1 below and such other information and data as WFBW deems relevant; provided that, after the Conversion Date, WFBW will also determine or re-determine the Revenue Half-Life of the Borrowing Base Properties as of such dates. WFBW may, in its sole discretion, re-determine the Borrowing Base (Determined) (and, if applicable, the Revenue Half-Life of the Borrowing Base Properties) not more than one additional time during each calendar year prior to the Maturity Date. WFBW shall advise Borrower of each re-determination of the Borrowing Base (Determined) (and, if applicable, the Revenue Half-Life of the Borrowing Base Properties) by WFBW by providing to Borrower a Borrowing Base Notice by approximately 10 days prior to the effective date of any such re-determination; provided that if, due to any failure by Borrower to submit in a timely manner any engineering report or other information required to be submitted by Borrower hereunder or, if requested in writing by WFBW, any additional information or data needed in connection with a re-determination of the Borrowing Base (Determined) or due to any other reason beyond the control of WFBW, WFBW does not provide a Borrowing Base Notice at the time described above, then: (a) unless WFBW gives notice to the contrary to Borrower, the Borrowing Base (Determined) (and, if applicable, the Revenue Half-Life of the Borrowing Base Properties) from the previous period shall be carried over into the new period until a Borrowing Base Notice is sent to Borrower by WFBW and the remainder of the procedures described in this
Section 2.8 have been completed, and (b) unless Borrower gives notice to the contrary to WFBW, the Borrowing Base (Elected) from the previous period shall be carried over into the new period until a Borrowing Base Notice is sent to Borrower by WFBW and the remainder of the procedures described in this Section
2.8 have been completed. Borrower shall have the right, by giving notice to WFBW not later than five days prior to the commencement of any Quarterly Borrowing Base Period (or, if a Borrowing Base Notice is due, not later than five days after the effective date of such Borrowing Base Notice), to elect a lesser amount (the "Borrowing Base (Elected)"); provided that, if Borrower fails to make such an election, the Borrowing Base (Elected) shall be deemed to be equal to the Borrowing Base (Determined).

                                   ARTICLE III

         Security; Fees; LIBOR Provisions; Taxes; Increased Capital

         Section 3.1. The Security. The Obligations will be secured by the Security Documents and any additional Security Documents hereafter delivered by Borrower, Guarantor or any other Person and accepted by WFBW.

                Section 3.2. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to WFBW any amendments, financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance reasonably satisfactory to WFBW, which WFBW may request for the purpose of perfecting, confirming or protecting WFBW's Liens and other rights in the Collateral.

                Section 3.3. Bank Accounts and Offset. To secure the repayment of the Obligations, Borrower hereby grants to WFBW a security interest, a lien, and a right of offset, each of which shall be upon and against: (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to WFBW from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with WFBW, and (c) any other credits and claims of Borrower at any time existing against WFBW, including without limitation claims under certificates of deposit; provided that accounts held in Borrower's name as a trustee or in another fiduciary capacity shall not be subject to the rights granted to WFBW in this Section 3.3. Upon the occurrence of any Event of Default, WFBW is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items referred to in this Section 3.3 against the Obligations (whether or not such Obligations are then due and payable). WFBW shall give prompt notice to Borrower of any exercise of the rights of WFBW under this Section 3.3, but such notice shall not be required to be given prior to the exercise of such rights.

                Section 3.4. Fees. (a) Borrower shall pay to WFBW, within 15 days after the end of each calendar quarter, for the time period commencing with the date of the Initial Advance and ending on the last day of the Revolving Period, a commitment fee in an amount equal to: (1) one-quarter of one percent per annum, times (2) the excess of the Commitment Fee Calculation Base over the sum of the aggregate outstanding principal balance of all Advances plus the face amount of all outstanding Letters of Credit, computed on a daily basis for such calendar quarter or other period.

         (b) Borrower shall pay to WFBW with respect to each Letter of Credit a fee in an amount equal to the greater of: (1) $500.00, or (2) one percent per annum (or, as to any Gas-Marketing Letter of Credit, one-half of one percent per annum) times the face amount of such Letter of Credit, which fee shall be due and payable at the time of issuance (and again at the time of any renewal) of such Letter of Credit.

                Section  3.5.  Special  LIBOR  Provisions.  (a)  If  WFBW  shall reasonably determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower and WFBW) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction asserts that it is unlawful, for WFBW to fund, continue or maintain any LIBOR Tranche, the obligation of WFBW to fund, continue or maintain any such LIBOR Tranche shall, upon such determination, forthwith be suspended until WFBW shall notify Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Tranches shall automatically be converted into the Prime Rate Portion at the end of the then-current LIBOR Interest Periods with respect thereto or sooner, if required by such law or assertion.

         (b) If WFBW shall reasonably determine that:

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

         (1) U.S. Dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not available to WFBW in its relevant market; or

         (2) By reason of circumstances affecting WFBW's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Tranches;

then, upon notice from WFBW to Borrower, the obligation of WFBW to include any portion of the Loan in a LIBOR Tranche shall forthwith be suspended until three Business Days after the circumstances causing such suspension no longer exist.

         (c) Borrower agrees to reimburse WFBW for any increase in the cost to WFBW of, or any reduction in the amount of any sum receivable by WFBW in respect of, funding, continuing or maintaining (or of its obligation to fund, continue or maintain) any LIBOR Tranche; provided that the foregoing shall not apply to increases resulting from general increases in interest rates or general increases in WFBW's administrative expenses or overhead costs. WFBW shall promptly notify Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate WFBW for such increased cost or reduced amount. Such additional amount shall be due and payable by Borrower to WFBW within fifteen days of Borrower's receipt of such notice, and such notice shall, in the absence of clear error, be conclusive and binding on Borrower.

         (d) In the event WFBW shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by WFBW to fund, continue or maintain any portion of the principal amount of any LIBOR Tranche) as a result of:

         (1) Any conversion, repayment or prepayment (whether voluntary or mandatory) of the principal amount of any LIBOR Tranche on a date other than the scheduled last day of the LIBOR Interest Period applicable thereto;

         (2) Any requested LIBOR Tranche not being funded as a LIBOR Tranche in accordance with the provisions of this Agreement or the Interest Rate Election therefor; or

         (3) Any LIBOR Tranche not being continued as a LIBOR Tranche in accordance with the provisions of this Agreement or the Interest Rate Election therefor;

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

then, upon the written notice by WFBW to Borrower, Borrower shall, within fifteen days of receipt thereof, pay WFBW such amount as will (in the reasonable determination of WFBW) reimburse WFBW for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of clear error, be conclusive and binding on Borrower.

                Section 3.6. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by WFBW or any Person controlling WFBW with respect to any portion of the Loan included in a LIBOR Tranche, and WFBW reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of such portion of the Loan is reduced to a level below that which WFBW or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by WFBW to Borrower, Borrower hereby agrees to pay to WFBW, within fifteen days of the effective date of such notice, such additional amount (as may be reasonably determined by WFBW) sufficient to compensate WFBW or such controlling Person for such reduction in rate of return. A statement to Borrower by WFBW as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of clear error, be conclusive and binding on Borrower.

                Section 3.7. Taxes. All payments by Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by WFBW's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, Borrower will:

         (a) Pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (b) Promptly forward to WFBW an official receipt or other documentation evidencing such payment to such authority; and

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

         (c) Pay WFBW such additional amount or amounts as may be necessary to ensure that the net amount actually received by WFBW will equal the full amount WFBW would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against WFBW with respect to any payment received by WFBW hereunder, WFBW may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalties, interest or expenses, except any of the foregoing which arise as a result of WFBW's failure to notify Borrower promptly of its obligation to pay the same) as may be necessary in order that the net amount received by WFBW after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount WFBW would have received had not such Taxes been asserted.

                If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to WFBW the required receipts or other required documentary evidence, then Borrower shall indemnify, save and hold harmless WFBW from and against any incremental Taxes, interest or penalties that may become payable by WFBW as a result of any such failure.

                Section 3.8. Obligations Absolute. The obligation of Borrower to repay any amount drawn on WFBW pursuant to the terms of a Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

         (a) The existence of any claim, set-off, defense or other right which Borrower may have at any time against any beneficiary of a Letter of Credit (or any Person for whom any such beneficiary may be acting) or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or any unrelated transactions;

         (b) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

         (c) Payment by WFBW under any Letter of Credit against presentation of a draft or certificate which does not comply in all material respects with the terms of such Letter of Credit.

Payment by Borrower of a reimbursement obligation in connection with a Letter of Credit issued pursuant to this Agreement shall not be deemed a waiver of any rights of Borrower against WFBW under Section 3.10(d) below.

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

                Section 3.9. Indemnification. Borrower hereby indemnifies and holds harmless WFBW from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which WFBW may incur (or which may be claimed against WFBW by any Person) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit; provided, however, that Borrower shall not be required to indemnify WFBW for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct, bad faith or gross negligence of WFBW in connection with paying a draft presented under a Letter of Credit. Nothing in this Section 3.9 is intended to limit the obligation of Borrower to repay any amount drawn on WFBW pursuant to the terms of a Letter of Credit.

                Section 3.10. Liability of WFBW. Borrower assumes all risks of the acts or omissions of any beneficiary or permitted transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither WFBW nor any of its employees, officers or directors shall be liable or responsible for:

         (a) The use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary or transferee thereof in connection therewith;

         (b) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

         (c) Payment by WFBW against presentation of documents which do not comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to the applicable Letter of Credit, unless such payment by WFBW results from WFBW's willful misconduct, bad faith or gross negligence in connection therewith; or

         (d) Any other circumstance whatsoever in making or failing to make payment under the Letter of Credit, except only that Borrower shall have a claim against WFBW, and WFBW shall be liable to Borrower, to the extent, but only to the extent, of any direct (as opposed to consequential) damages suffered by Borrower which were caused by:

         (1) WFBW's willful misconduct, bad faith or gross negligence in connection with the Letter of Credit; or

         (2) WFBW's bad-faith or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

                                   ARTICLE IV

                          Conditions Precedent to Loan

                Section 4.1. Conditions Precedent to Initial Advance. WFBW shall have no obligation to make the Initial Advance or to issue any Letter of Credit unless WFBW shall have received all of the following at its office in Denver, Colorado, duly executed and delivered and in form, substance and date satisfactory to WFBW:

                (a)      The Note.

                (b) An "Omnibus Certificate" of an officer of each of Borrower and Guarantor, which shall contain the names and signatures of the officers of Borrower and
                         Guarantor  authorized  to execute  Loan  Documents  and
                         which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of the articles of incorporation of Borrower and of Guarantor and all amendments thereto,
                         (2) a copy of the bylaws of Borrower and of Guarantor and all amendments thereto, and (3) a copy of the resolutions of the Board of Directors of Borrower and Guarantor authorizing this Agreement, the Guaranty and the transactions contemplated hereby.

                (c) A "Compliance Certificate" of an officer of Borrower and of Guarantor in which each such person certifies to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 4.2 below.

                (d)      The Security Documents.

                (e) Such title opinions, supplemental title opinions, UCC searches and other title information concerning Borrower's title to the Borrowing Base Properties or any portions thereof as may be satisfactory to WFBW.

                (f)      Any and all other Loan Documents.

                Section 4.2. Additional Conditions Precedent. WFBW shall have no obligation to make the Initial Advance or any subsequent Advance or to issue any Letter of Credit unless the following conditions precedent have been satisfied:

                (a) All representations and warranties made by any Obligated Person in any Loan Document shall be true on and as of the date of the Advance or the date of issuance of the Letter of Credit as if such representations and warranties had been made as of the date hereof.

                (b) No Default shall exist and be continuing as of the date of the Advance or the date of issuance of the Letter of Credit.

                (c) Each Obligated Person shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the date of the Advance or the date of issuance of the Letter of Credit.

                (d) The making of the Advance or the issuance of the Letter of Credit shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject WFBW to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

                                    ARTICLE V

                         Representations and Warranties

                Section 5.1. Borrower's and Guarantor's Representations and Warranties. To induce WFBW to enter into this Agreement and to make the Loan, each of Borrower and Guarantor represents and warrants to WFBW (which representations and warranties shall survive the delivery of the Note and shall be deemed to be continuing representations and warranties until repayment in full of the Note) as follows; provided that those portions of the following representations and warranties relating to Borrower shall be deemed made solely by Borrower and those portions of the following representations and warranties relating to Guarantor shall be deemed made solely by Guarantor:

         (a) No Default. Neither Borrower nor Guarantor is in default in any material respect in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

         (b) Organization and Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each of Borrower and Guarantor is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

         (c) Authorization. Each of Borrower and Guarantor has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

         (d) No Conflicts or Consents. The execution and delivery by each of Borrower and Guarantor of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (1) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the governing documents of Borrower or Guarantor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon any Borrower or Guarantor, (2) result in the acceleration of any Debt owed by Borrower or Guarantor, or (3) result in or require the creation of any Lien upon any assets or properties of Borrower or Guarantor except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower or Guarantor of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         (e) Enforceable Obligations. This Agreement is, and the other Loan Documents, when duly executed and delivered, will be, legal and binding obligations of each of Borrower and Guarantor which is a party hereto or thereto, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and as limited by general equitable principles.

         (f) Initial Financial Statements. The Initial Financial Statements fairly present Guarantor's financial position at the dates thereof. Since the dates of the Initial Financial Statements, no material adverse change has occurred in Borrower's or Guarantor's financial condition or business. All Initial Financial Statements were prepared in accordance with GAAP or with another accounting system approved in writing by WFBW.

         (g) Other Obligations. Neither Borrower nor Guarantor has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is not shown in the Initial Financial Statements or the notes thereto, except that Borrower has unsecured indebtedness in the outstanding principal amount of not more than $260,000 owed to Guarantor and unsecured obligations in an aggregate amount not in excess of $250,000 owed to various Affiliates of Borrower.

         (h) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by Borrower or Guarantor to WFBW in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower or Guarantor necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed to have been made. At the date of this Agreement, neither Borrower nor Guarantor is aware of any material fact that has not been disclosed to WFBW in writing which could materially and adversely affect the properties, businesses, prospects or condition (financial or otherwise) of Borrower or Guarantor. To the best knowledge of Borrower and Guarantor, the Initial Engineering Report is based upon complete and accurate factual information in all material respects, it being understood that the Initial Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower and Guarantor do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

         (i) Litigation. Except as disclosed in the Initial Financial Statements or as otherwise disclosed in writing to WFBW: (1) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower or Guarantor, threatened, against Borrower or Guarantor before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect Borrower or Guarantor, any Affiliate controlled by Borrower or Guarantor, any of Borrower's or Guarantor's ownership or use of any of its assets or properties, its business or financial condition or prospects, or the right or ability of Borrower or Guarantor to enter into the Loan Documents or perform its obligations thereunder, and (2) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against Borrower or Guarantor which have or may have any such effect.

         (j) Title to Properties. Borrower has good and defensible title to the Borrowing Base Properties, free and clear of all liens, encumbrances and defects of title, except for covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment of such Borrowing Base Properties in the normal course of business as presently conducted or materially impair the value thereof for such business. Borrower enjoys peaceful and undisturbed possession under all material leases under which it operates, and all such leases are valid and subsisting, with no material default existing thereunder.

         (k) Place of Business. The chief executive office and principal place of business of Borrower are located at the address of Borrower set out in Section 8.3 below.

         (l) Taxes. All tax returns required to be filed by Borrower or Guarantor in any jurisdiction prior to the date hereof have been filed; all taxes, assessments, fees and other governmental charges upon Borrower or Guarantor or upon any of their respective properties, income or franchises, which are due and payable have been paid, or adequate reserves have been provided for payment thereof.

         (m) Use of Proceeds. Neither Borrower nor Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock. None of Borrower, Guarantor or any Person acting on Borrower's or Guarantor's behalf has taken or will take any action which might cause this Agreement or the Note or the application of the proceeds of the Loan to violate either of said Regulations U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

         (n) Investment Company Act Not Applicable. Neither Borrower nor Guarantor is an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (o) Public Utility Holding Company Act Not Applicable. Neither Borrower nor Guarantor is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         (p) ERISA Liabilities. Except as disclosed in the Initial Financial Statements, no Termination Event has occurred with respect to any ERISA Plan, and each of Borrower and Guarantor is in compliance with ERISA in all material respects. Neither Borrower nor Guarantor is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA.

                Section 5.2. Representations by WFBW. WFBW hereby represents that it will acquire the Note for its own account in the ordinary course of its commercial banking business; however, the disposition of WFBW's property shall at all times be and remain within its control and this section does not prohibit WFBW's sale of the Note or of any participation in the Note to any bank, financial institution, investor or other purchaser.

                                   ARTICLE VI

                       Covenants of Borrower and Guarantor

                Section 6.1. Affirmative Covenants. Each of Borrower and Guarantor warrants, covenants and agrees as follows, until the full and final payment of the Obligations and the termination of this Agreement, unless WFBW has previously agreed otherwise in writing; provided that those portions of the following covenants relating to Borrower shall be deemed made solely by Borrower and those portions of the following covenants relating to Guarantor shall be deemed made solely by Guarantor:

         (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will in all material respects observe, perform and comply with every covenant, term and condition express or implied in the Loan Documents. Guarantor will observe, perform and comply with every such term, covenant and condition, to the extent applicable to Guarantor.

         (b) Books, Financial Statements and Records. Each of Borrower and Guarantor will at all times maintain full and accurate books of account and records, will maintain a standard system of accounting in accordance with GAAP or with another accounting system approved in writing by WFBW and will furnish the following statements and reports to WFBW at the expense of the furnishing party:

         (1) As soon as available, and in any event within 90 days after the end of each Fiscal Year, complete audited Consolidated financial statements of Guarantor (together with a supplement showing the complete unaudited financial statements of Borrower), prepared in reasonable detail and in accordance with GAAP or with another accounting system approved in writing by WFBW. These financial statements shall contain at least a balance sheet as of the end of such Fiscal Year and a statement of earnings and cash flow, setting forth in comparative form the corresponding figures for the preceding Fiscal Year and, to the extent that they relate to Guarantor, shall be accompanied by an opinion of a firm of independent certified public accountants chosen by Guarantor and competent to perform accounting functions for a substantial public company, which opinion shall be unqualified and shall state that said financial statements have been prepared in accordance with GAAP and fairly present the financial position and the results of operations of Guarantor as of the end of and for such Fiscal Year;

         (2) As soon as available and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), complete unaudited Consolidated financial statements of Guarantor (together with a supplement showing the complete unaudited financial statements of Borrower) for such Fiscal Quarter and for the then- current Fiscal Year, prepared by Guarantor in reasonable detail and in accordance with GAAP or with another accounting system approved in writing by WFBW;

         (3) At the time of submission of any and all financial statements furnished pursuant to clause (1) or (2) above, a report signed by the president or chief financial officer of Borrower and of Guarantor, in the form of Exhibit E attached hereto and made a part hereof;

         (4) Upon the request of WFBW, copies of any and all federal and state income tax returns filed by Borrower, including all schedules and amendments thereto;

         (5) By March 31 of each year, commencing March 31, 2001, through the Maturity Date, an engineering report and economic evaluation prepared by one or more independent petroleum engineers chosen by Borrower and reasonably acceptable to WFBW, covering all oil and gas properties and interests included in the Borrowing Base Properties. Each such engineering report shall be in form and substance reasonably satisfactory to WFBW and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report; and

         (6) As soon as available, and in any event within 60 days after the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2000, a report describing, for each calendar month during such calendar quarter, the gross volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales, the prices so disclosed to be the average prices on a field-by-field basis) for each such calendar month from the Borrowing Base Properties, and describing the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

                (c) Other Information and Inspections. Each of Borrower and Guarantor will furnish to WFBW any information which WFBW may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Borrower's or Guarantor's businesses and operations. Each of Borrower and Guarantor will permit representatives appointed by WFBW, including independent accountants, agents, attorneys, appraisers and any other persons, upon reasonable prior notice and during regular office hours, to visit and inspect, at their sole risk (and, except during the continuance of an Event of Default, at their sole cost and expense), any of Borrower's or Guarantor's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each of Borrower and Guarantor shall permit WFBW or its representatives to investigate and verify the accuracy of the information furnished to WFBW in connection with the Loan Documents and to discuss all such matters with its officers, managers, employees and representatives.

                (d) Notice of Material  Events.  Borrower will  promptly  notify
WFBW: (1) of any material adverse change in the financial condition of Borrower or Guarantor, (2) of the occurrence of any Default, (3) of the acceleration of the maturity of any Debt owed by Borrower or Guarantor or of any default by Borrower or Guarantor under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, (4) of any uninsured claim of $500,000 or more asserted against Borrower or Guarantor or any of Borrower's or Guarantor's properties, (5) of the filing of any suit or proceeding against Borrower or Guarantor (or the occurrence of any material development in any such suit or proceeding) in which an adverse decision could have a material adverse effect upon Borrower's or Guarantor's financial condition, business or operations (or could result in a judgment not covered by insurance of $500,000 or more against Borrower or Guarantor), (6) of the merger or consolidation of Borrower or Guarantor with any other business entity, (7) of the occurrence of any Termination Event, and (8) of the sale, transfer to a third party, lease, exchange or disposal by Borrower or Guarantor of any material assets or properties or any assets or properties with a value in excess of $500,000, except sales of already-severed hydrocarbons and other products in the ordinary course of business of Borrower or Guarantor. Upon the occurrence of any of the foregoing, each of Borrower and Guarantor will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing or to contest in good faith the validity thereof by appropriate proceedings. Borrower or Guarantor will also notify WFBW in writing at least twenty Business Days prior to the date that Borrower or Guarantor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting WFBW and its counsel to prepare the same.

                (e) Maintenance of Existence and Qualifications. Borrower will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower.

                (f) Maintenance of Properties. Borrower will in all material respects maintain, preserve, protect and keep all property used or useful in the conduct of its business in accordance with the standards of a reasonable and prudent operator.

                (g) Payment of Trade Debt, Taxes, etc. Each of Borrower and Guarantor will: (1) timely file all required tax returns; (2) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (3) pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; and (4) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with its present system of accounting. Each of Borrower and Guarantor will pay and discharge in all material respects, when due, all other Debt, taxes or assessments now or hereafter owed by it. Each of Borrower and Guarantor may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

                (h) Insurance. Borrower will maintain with financially sound and reputable insurance companies, insurance with respect to its business, operations and properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

                (i) Payment of Expenses. Borrower will promptly (and in any event within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of WFBW (including attorneys' fees) in connection with: (1) the preparation, execution and delivery of the Loan Documents (including without limitation any and all future amendments or supplements thereto or restatements thereof), and any and all consents, waivers or other documents or instruments relating thereto, except that WFBW shall bear any and all costs incurred by WFBW in connection with the preparation of this Agreement and the Note, (2) the preparation, execution, delivery, filing, recording, refiling and re-recording of any Security Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, except that WFBW shall bear any and all costs incurred by WFBW in connection with the initial preparation, filing and recording of the Security Documents executed and delivered within 90 days of the time of execution and delivery of this Agreement (but not of future amendments or re-recordings of said documents), (3) the examination of Borrower's title to the Collateral, except that WFBW shall bear the cost of any title examination that it requires to be performed either at the time of the execution and delivery of this Agreement or within 180 days thereafter, and (4) the enforcement, after the occurrence of a Default or an Event of Default, of the Loan Documents.

                (j) Performance on Borrower's Behalf. If Borrower fails to pay any taxes, insurance premiums or other amounts it is required to pay under any Loan Document, WFBW may pay the same. Borrower shall immediately reimburse WFBW for any such payments and each amount paid shall constitute a part of the Obligations, shall be secured by the Security Documents and shall bear interest at the rate described in Section 2.2(c)(3) above, from the date such amount is paid by WFBW until the date such amount is repaid to WFBW.

                (k) Compliance with Agreements and Law. Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound in such a way that they result in no material adverse effect upon the Borrowing Base Properties or the ability of Borrower to perform its obligations under or in connection with this Agreement. Borrower will in all material respects conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto (including those relating to pollution and other environmental matters).

                (l) Certifications of Compliance. Each of Borrower and Guarantor will furnish to WFBW at such Person's expense all certifications which WFBW from time to time reasonably requests, as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower or Guarantor in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

                (m) Additional Security Documents. Promptly after a request therefor by WFBW at any time and from time to time, Borrower will execute and deliver to WFBW such additional Security Documents and/or amendments to existing Security Documents as WFBW may deem necessary or appropriate in order to grant to WFBW a perfected lien on and security interest in any or all oil and/or gas interests owned by Borrower.

                Section 6.2. Negative Covenants. Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless WFBW has previously agreed otherwise in writing:

                (a) Financial Covenants. (1) The Current Ratio of Borrower will not be less than 1.0:1.0 at any time after the date hereof. (2) The Tangible Net Worth of Borrower will not, at any time after the date hereof, be less than: (A) $20,000,000, plus (B) 50 percent of any and all Capital Additions to Borrower after June 30, 2000, plus (C) 50 percent of the Cumulative Net Income of Borrower for all Fiscal Quarters ending after June 30, 2000.

                (b) Limitation on Liens. Borrower will not create, assume or permit to exist any mortgage, deed of trust, pledge, encumbrance, lien or charge of any kind (including any security interest in or vendor's lien on property purchased under conditional sales or other title retention agreements and including any lease intended as security or in the nature of a title retention agreement) upon any of Borrower's or Guarantor's properties or assets, whether now owned or hereafter acquired except:

         (1) Liens at any time existing in favor of WFBW;

         (2) statutory Liens for taxes, statutory or contractual mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens secure only Debt which is not delinquent or which is being contested as provided in Section 6.1(g) above; and

         (3) purchase-money security interests granted by Borrower on office equipment, vehicles and other personal property acquired by Borrower in the ordinary course of business; provided that the aggregate amount secured by all such security interests outstanding at any one time shall not exceed $500,000.

                (c) Additional Debt. Borrower will not create, incur, assume or permit to exist Debt except: (1) the Loan, (2) trade debt owed to suppliers, pumpers, mechanics, materialmen and others furnishing goods or services to Borrower in the ordinary course of Borrower's business, (3) Subordinated Debt,
(4) Debt of the types permitted to be secured by the security interests described in Section 6.2(b)(3) above; provided that the amount of such Debt does not exceed the limits set forth in said Section, (5) Hedging Obligations, (6) unsecured Debt owed to Affiliates of Borrower not in excess of $1,000,000 in the aggregate at any time, and (7) other unsecured Debt not in excess of $500,000 in the aggregate at any time.

                (d) Limitation on Sales of Property. Borrower will not sell, transfer, lease, exchange, alienate or dispose of any of the assets included in the Borrowing Base Properties except as follows (and the following exceptions shall be subject to any limitations contained in the Security Documents):

         (1) equipment which is worn out or obsolete, which is replaced by equipment of equal suitability and value or which is salvaged from wells which have been plugged and abandoned by or on behalf of Borrower;

         (2) inventory (including oil and gas sold as produced) which is sold in the ordinary course of business;

         (3) personal property located on oil and gas properties operated by third parties, the sale of which personal property cannot be prevented by Borrower; and

         (4) any sale or sales of one or more oil and/or gas properties having an aggregate value of less than $500,000 during any calendar year.

                (e) Limitation on Credit Extensions. Borrower will not extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

                (f)      Fiscal Year.  Borrower will not change its fiscal year.

                (g) Amendment of Contracts. Borrower will not amend or permit any amendment to any contract which could reasonably be foreseen to release, qualify, limit, make contingent or otherwise detrimentally affect, in any material way, the rights and benefits of WFBW under or acquired pursuant to any of the Security Documents.

               (h) Limitation on Guaranties. Borrower will not assume, guaranty, endorse or be or become secondarily liable for any Debt which is the primary obligation of any other Person.

                (i) ERISA Plans. Borrower will not incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

                (j)  Distributions.  Borrower will not make any Distributions.

                (k) Reorganizations; Combinations. Borrower will not change its name or the nature of its business, reorganize, liquidate, dissolve or enter into any merger, joint venture, partnership or other combination.

                (l) Ownership. Borrower will continue to be a wholly-owned subsidiary of Guarantor.

                                   ARTICLE VII

                         Events of Default and Remedies

                Section 7.1.  Events of Default.   Each of  the following events
constitutes an Event of Default under this Agreement:

                (a) Borrower fails to pay any Obligation on or before one Business Day after the stated due-date of any such Obligation without regard to the provisions of this Section 7.1(a), whether at a date for the payment of a fixed installment or contingent or other payment to WFBW or as a result of acceleration or otherwise; or

                (b) Any "default" or "event of default" occurs under any Loan Document which defines either term and any applicable cure period set forth in any such Loan Document expires; or

                (c) Borrower or Guarantor fails to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document; provided that, except with respect to: (1) any such covenant, agreement, condition or provision which may constitute an Event of Default under one of the other subsections of this Section 7.1, or (2) any covenant, agreement, condition or provision contained in any of Sections 2.2, 2.3 or 6.2 above, Borrower shall have a 30-day grace period after written notice of such failure by WFBW to Borrower in which to cure such failure; or

                (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower or Guarantor in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made; or

                (e)  Borrower or Guarantor:

         (1) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of 60 days; or

         (2) suffers the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets or for any part of the Borrowing Base Properties in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within 30 days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by it; or

         (3) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets or any part of the Borrowing Base Properties; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes action in furtherance of any of the foregoing; or

         (4) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance), unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

         (5) suffers the entry of an order issued by any court or tribunal taking, seizing or apprehending all or one or more parts of the Borrowing Base Properties having an aggregate value in excess of five percent of the total present value, using a discount rate of 10 percent per annum, of all proved, developed, producing reserves attributed to the Borrowing Base Properties and bringing the same into the custody of such Court or tribunal, and such order is not stayed or released within thirty days after the entry thereof; or

                (f) Either: (1) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $10,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (2) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

                (g) The Guaranty ceases to be in full force and effect and applicable to any and all of the Obligations covered thereby in accordance with its terms, whether by operation of law, revocation or attempted revocation or otherwise; or

                (h) Any default, including the expiration of any applicable period of grace, occurs with respect to any other indebtedness owed by Borrower to any Person.

Upon the  occurrence  of an Event of Default  described  in  subsection  (e)(1),
(e)(2) or (e)(3) of this section, all of the Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. During the continuance of any other Event of Default, WFBW at any time and from time to time (unless all Events of Default have theretofore been remedied) may declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable.

                Section 7.2. Remedies. If any Default or Event of Default shall occur and be continuing, the obligation of WFBW to make Advances under this Agreement shall terminate immediately. If any Event of Default shall occur, WFBW may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and WFBW may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon WFBW under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

                Section 7.3. Indemnity. Borrower hereby agrees to indemnify, defend and hold harmless WFBW and its agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from: (a) the Loan Documents (including without limitation the enforcement thereof), except to the extent such claims, losses, and liabilities are proximately caused by a WFBW's gross negligence or willful misconduct, (b) the contamination of any of the Borrowing Base Properties by any hazardous substance or environmental pollutant, or (c) the violation of any federal, state or local environmental statute, rule, regulation or ordinance, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource Conservation and Recovery Act, as amended from time to time.

                                  ARTICLE VIII

                                  Miscellaneous

                Section 8.1. Waiver and Amendment. No failure or delay by WFBW in exercising any right, power or remedy which it may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by WFBW of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by WFBW, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower or Guarantor shall in any case of itself entitle Borrower or Guarantor to any other or further notice or demand in similar or other circumstances. No modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

                Section 8.2. Survival of Agreements; Cumulative Nature. All of Borrower's and Guarantor's various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to WFBW and all of WFBW's obligations to Borrower are terminated. The representations, warranties, and covenants made by Borrower or Guarantor in the Loan Documents, and the rights, powers, and privileges granted to WFBW in the Loan Documents, are cumulative, and no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to WFBW of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

                Section 8.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing and, unless otherwise specifically provided in such Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service with proof of delivery, or by registered or certified United States mail, return receipt requested, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given, in the case of notices by personal delivery or by expedited delivery service, at the time of delivery to the appropriate address, marked to the attention of the appropriate person, or, in the case of mail, three Business Days after deposit in the United States mail, addressed in the manner provided herein:

Borrower's address:     1700 Broadway Street, Suite 1150
                        Denver, Colorado  80290
                        Attention: Mr. Kevin Struzeski

with a copy to
 Guarantor at:          1700 Broadway Street, Suite 1150
                        Denver, Colorado  80290
                        Attention: Mr. Kevin Struzeski

WFBW's address:         MAC #C7301-046
                        1740 Broadway
                        Denver, Colorado  80274
                        Attention: Energy & Minerals Group

                Section 8.4. Parties in Interest. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Obligated Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior written consent of WFBW.

                Section 8.5. Governing Law. The Loan Documents shall be deemed contracts and instruments made under the laws of the State of Colorado and shall be construed and enforced in accordance with and governed by the laws of the

State of Colorado and the laws of the United States of America, except: (a) to the extent that the law of another jurisdiction is expressly elected in a Loan Document, and (b) with respect to specific Liens, or the perfection thereof, evidenced by Security Documents covering real or personal property which by the laws applicable thereto are required to be construed under the laws of another jurisdiction. Each of Borrower and Guarantor hereby irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of the State of Colorado.

                Section 8.6. Limitation on Interest. WFBW and the Obligated Persons intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Obligated Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. WFBW expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If: (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) WFBW or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at WFBW's option, promptly returned to Borrower or the other payor thereof upon such determination.

                Section 8.7. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable, all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

                Section 8.8. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

                Section 8.9. Conflicts. To the extent of any irreconcilable conflicts between the provisions of this Agreement and the provisions of any of the Loan Documents, the provisions of this Agreement shall prevail.

                Section 8.10. Entire Agreement. This Agreement, the Note, the Security Documents and the other Loan Documents from time to time executed in connection herewith state the entire agreement between the parties with respect to the subject matter hereof.

                Section  8.11.  Arbitration.  (a) Subject to the  provisions  of
Section 8.11(b) below, WFBW and each of Borrower and Guarantor agree to submit to binding arbitration any and all claims, disputes and controversies between them (and their respective employees, officers, directors, attorneys and other agents), whether in tort, contract or otherwise, arising out of or in any way relating to this Agreement, the Note, the Security Documents, the other Loan Documents, the Loan and the negotiation, execution, administration, collateralization, repayment, modification, extension, collection, enforcement, default or termination thereof. Such arbitration shall proceed in Denver, Colorado, shall be governed by Colorado law (including without limitation the provisions of CRS 13-21-102(5) and all applicable statutes of limitation) and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Any award entered in an arbitration, whether on motions or at a hearing, with or without testimony from witnesses, shall be made by a written opinion stating the reasons for the award made. The decision of any arbitration pursuant to this Agreement shall be made based upon Colorado law without reference to any choice of law rules. Judgment on any award hereunder may be entered in any court having jurisdiction.

         (b) Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto: (1) to foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, or other security agreement or instrument or applicable law; (2) to exercise self-help remedies such as setoff or repossession; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any judicial relief, or pursuit of provisional or ancillary remedies or exercise of self-help remedies.

         (c) If the amount in dispute is $500,000 or more, arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law for at least eight years or a retired judge at the Colorado or United States District Court or an appellate court level: (2) a person with at least eight years experience in commercial lending: and (3) a person with at least eight years experience in the petroleum industry. The parties to the dispute or their representatives shall obtain from the AAA a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA.

         (d) If the amount in dispute is less than $500,000, the arbitration shall be conducted before one arbitrator, who shall be an attorney who has practiced in the area of commercial law for at least eight years or a retired judge at the Colorado or United States District Court or an appellate court level. The parties to the dispute or their representatives shall obtain from the AAA a list of persons meeting the criteria outlined above, and the parties shall select the person in the manner established by the AAA.

         (e) In any arbitration hereunder: (1) the arbitrator(s) shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication; (2) discovery shall be permitted, but shall be limited as provided in Rule 26.1(o) of the Colorado Rules of Civil Procedure, and shall be subject to the scheduling by the arbitrator(s), and any discovery disputes shall be subject to final determination by the arbitrator(s); and (3) the arbitrator(s) shall award costs and expenses of the arbitration proceeding in accordance with the provisions of this Agreement, the Note and/or the other Loan Documents.

                IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                BONNEVILLE FUELS CORPORATION


                By:___________________________
                    Patrick R. McDonald,
                    President

                WELLS FARGO BANK WEST, NATIONAL ASSOCIATION


                By: __________________________
                     Don McDonald,
                     Vice President

                                 LIMITED JOINDER

                CARBON ENERGY CORPORATION, a Colorado corporation ("Guarantor"), joins herein for the sole purpose of making the representations and warranties set forth in the foregoing Credit Agreement, insofar and only insofar as they relate to Guarantor, and agreeing to perform the covenants set forth in the foregoing Credit Agreement, insofar and only insofar as they relate to Guarantor; provided that this joinder shall not be deemed an undertaking by Guarantor to repay the Loan (as defined in the foregoing Credit Agreement) except to the extent that Guarantor is obligated to do so pursuant to the terms of the Guaranty (as defined in the foregoing Credit Agreement).

                CARBON ENERGY CORPORATION


                By:___________________________
                     Patrick R. McDonald,
                     President



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